Exhibit 99.1

Marchex Announces First Quarter 2017 Results

SEATTLE – May 4, 2017-- Marchex, Inc. (NASDAQ:MCHX), a mobile advertising analytics company, today announced its financial results for the first quarter ended March 31, 2017.

Q1 2017 Financial Highlights

•	Revenue was $24.4 million for the first quarter of 2017, compared to $36.0 million for the first quarter of 2016.
•	Net loss was $3.5 million for the first quarter of 2017 or $0.08 per diluted share. For the first quarter of 2016, net loss was $3.7 million or $0.09 per diluted share.
	Q1 2016	Q1 2017
Revenue	$36.0 million	$24.4 million
Non-GAAP Results[1]:
Enterprise Revenue[2]	$27.4 million	$19.0 million
Adjusted OIBA[3]	($1.7) million	($2.2) million
Adjusted EBITDA[3]	($0.8) million	($1.4) million
Cash Balance	$107 million	$103 million

•	Adjusted non-GAAP earnings (loss) per share[1] was ($0.03) for both the first quarter of 2016 and 2017.
•	During the first quarter of 2017, YP contributed $5.4 million in revenue, compared to $8.5 million in the first quarter of 2016.

[1]

Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

[2]	Enterprise Revenue represents total revenue less revenue generated from our contracts with YP and other Archeo related transition activities.
[3]	Includes reorganization costs of approximately $700,000 in Q1 2017.

Strategic Priorities Update

•

Accelerate Product Innovation.  Marchex Speech Analytics, a new solution launched in April 2017, enables actionable insights for enterprise and mid-sized companies, helping them understand what is happening on inbound phone calls from consumers to their business. Uncovering the intelligence and insights of these consumer calls can empower companies to optimize media spend and sales operations, and enable them to drive more high quality calls to their business and create the opportunity to convert more of those callers into customers.

Marchex Omnichannel Analytics Cloud, launched in February 2017, helps marketers connect customer conversions driven from all paid media channels – including search, display and video, social and sites – to phone calls made to a business. Marketers now have a complete view of which marketing activities are most successful to optimize overall marketing spend and return on investment (ROI) for industries that rely heavily on phone calls.

•

Expand Strategic Partnerships. Marchex’s February 2017 partnership with Facebook provides marketers a deeper understanding of what happens on a phone call that stems from a Facebook ad. This partnership integrates across Facebook’s social analytics solution into the Marchex Omnichannel Analytics Cloud.

“Over the last few months, the Office of the CEO has been focused on accelerating Marchex’s product progress and expanding key partnerships to capitalize on the opportunities in our existing business and also open new markets,” said Michael Arends, Chief Financial Officer.  “We are continuing to execute on a series of initiatives to place Marchex back on the path to positive cash generation and to return our company to growth over time.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of May 4, 2017.

Financial Guidance for the Second Quarter ending June 30, 2017

Revenue	$22 million or more
Adjusted OIBA[1]	a loss of $1 million to $2 million
Adjusted EBITDA[1]	breakeven to a loss of $1 million

Conference Call and Webcast Information

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, May 4, 2017, to discuss its first quarter ended March 31, 2017 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com.  An archived version of the webcast will also be available at the same location, beginning two hours after completion of the call.

About Marchex

Marchex is a mobile advertising analytics company that connects online behavior to real-world, offline actions.  By linking critical touchpoints in the customer journey, Marchex’s products enable a 360-degree view of marketing effectiveness.  Brands and agencies utilize Marchex’s products to transform business performance.

Please visit www.marchex.com, www.marchex.com/blog/ or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements which are described in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 4, 2017 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP earnings (loss) per share. Marchex also provides Enterprise Revenue, which represents revenue excluding Yellowpages.com LLC (“YP”) revenue generating contracts and other Archeo related transition activities which were insignificant.

OIBA represents income (loss) from operations excluding stock-based compensation expense. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex's management uses Adjusted OIBA, which excludes disposition related costs, as this item is not indicative of Marchex’s recurring core operating results. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses such as stock-based compensation and disposition related costs. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation, amortization, stock compensation expense, and disposition related costs. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by (used in) operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex's management to measure its ability to fund operations and its financing obligations.

Financial analysts and investors may use Adjusted OIBA and EBITDA and Enterprise Revenue to help with comparative financial evaluation to make informed investment decisions. Adjusted non-GAAP earnings (loss) per share represents Adjusted non-GAAP net income (loss) applicable to common stockholders divided by GAAP diluted shares outstanding. Adjusted non-GAAP net income (loss) applicable to common stockholders generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) disposition related costs, and (3) interest and other income (expense). Financial analysts and investors may use Adjusted non-GAAP earnings (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir(at)marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2017
Revenue	$35,985	$24,375
Expenses:
Service costs (1)	21,982	13,598
Sales and marketing (1)	5,522	4,992
Product development (1)	7,472	5,270
General and administrative (1)	4,662	4,030
Disposition related costs	4	—
Total operating expenses	39,642	27,890
Loss from operations	(3,657)	(3,515)
Interest income (expense) and other, net	(7)	17
Loss before provision for income taxes	(3,664)	(3,498)
Income tax expense	13	12
Net loss applicable to common stockholders	$(3,677)	$(3,510)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.09)	$(0.08)
Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	5,233	5,056
Class B	35,977	37,169
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	5,233	5,056
Class B	41,210	42,225

(1) Includes stock-based compensation allocated as follows:
Service costs	$198	$125
Sales and marketing	439	406
Product development	532	91
General and administrative	797	735
Total	$1,966	$1,357

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	March 31,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$103,950	$103,072
Accounts receivable, net	18,922	16,740
Prepaid expenses and other current assets	1,531	1,853
Refundable taxes	98	87
Total current assets	124,501	121,752
Property and equipment, net	3,557	2,791
Other assets, net	214	213
Total assets	$128,272	$124,756
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,811	$5,951
Accrued expenses and other current liabilities	7,707	7,325
Deferred revenue	349	355
Total current liabilities	14,867	13,631
Other non-current liabilities	134	—
Total liabilities	15,001	13,631
Stockholders’ equity:
Class A common stock	53	53
Class B common stock	380	380
Additional paid-in capital	360,422	361,824
Accumulated deficit	(247,584)	(251,132)
Total stockholders’ equity	113,271	111,125
Total liabilities and stockholders’ equity	$128,272	$124,756

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Operating Loss Before Amortization (OIBA)

and Adjusted Operating Loss Before Amortization (Adjusted OIBA)

	Three Months Ended March 31,
	2016	2017
Loss from operations	$(3,657)	$(3,515)
Stock-based compensation	1,966	1,357
Operating loss before amortization (OIBA)	(1,691)	(2,158)
Disposition related costs	4	—
Adjusted operating loss before amortization (Adjusted OIBA)[1]	$(1,687)	$(2,158)

Reconciliation from Net Cash used in Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2016	2017
Net cash used in operating activities	$(2,267)	$(878)
Changes in assets and liabilities	1,432	(524)
Income tax expense	13	12
Disposition related costs	4	—
Interest expense and other, net	7	(17)
Adjusted EBITDA[1]	$(811)	$(1,407)

Net cash used in investing activities	$(475)	$(6)

Net cash provided by financing activities	$190	$6

[1]	Includes reorganization costs of approximately $700,000 in Q1 2017.

Reconciliation from Revenue to Enterprise Revenue

	Three Months Ended March 31,
	2016	2017
Revenue	$35,985	$24,375
Less: YP Revenue	8,519	5,402
Less: Other	21	—
Enterprise Revenue[2]	$27,445	$18,973

[2]	Enterprise Revenue represents total revenue less revenue generated from our contracts with YP and other Archeo related transition activities.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2017
Adjusted Non-GAAP loss per share	$(0.03)	$(0.03)

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.09)	$(0.08)
Shares used to calculate diluted net loss per share applicable to common stockholders	41,210	42,225

Net loss applicable to common stockholders	$(3,677)	$(3,510)
Stock-based compensation	1,966	1,357
Disposition related costs	4	—
Interest (income) expense and other, net	7	(17)
Estimated impact of income taxes	348	714
Adjusted Non-GAAP loss	$(1,352)	$(1,456)
Adjusted Non-GAAP loss per share	$(0.03)	$(0.03)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	41,210	42,225